UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2019 the Aytu BioScience, Inc., (the “Company”) and Acerus Pharmaceuticals Corporation (“Acerus”), both referred herein as “the Parties”, closed the July 29, 2019 Amended and Restated License and Supply Agreement (the “Agreement”) by virtue of entering into a Waiver and Amendment (the “Amendment” to the agreement), both Parties agreed to waive certain conditions to the Agreement that were required before the Agreement could become effective, including the requirement that Acerus raise at least $10 million of gross proceeds of additional capital through one or more series of transactions to occur over a six month period from the signing of the Agreement on July 29, 2019. In addition to closing the Agreement, both Parties agreed for Acerus to assume five current sales employees from the Company as of December 2, 2019. These staff will operate as Acerus employees, but they will remain on the Company’s payroll until the earlier of the date on which Acerus is ready to fully assume the personnel or June 30, 2020. Finally, Acerus agreed to reimburse amounts equaling Acerus’s share of certain regulatory expenses paid by the Company related to the Company’s low testosterone treatment, Natesto®.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01             Regulation FD Disclosure

On December 2, 2019, the Company announced the launch of the company’s co-promotion with Acerus, which is expected to accelerate the growth of Natesto® in the United States. Through this expanded commercial relationship, Acerus has launched a U.S.-based specialty sales force promoting Natesto to urologists and endocrinologists. This agreement significantly increases sales force coverage of targeted testosterone prescribers and puts a higher promotional focus on urologists and endocrinologists. Further, this revised partnership enables the Company to increase its Natesto promotional efforts in primary care and other specialties.

To accelerate the launch of Acerus’ U.S. commercial team, the Company has agreed to transfer five current sales employees to Acerus as of December 2, 2019. These staff will operate as Acerus employees, but they will remain on the Company’s payroll until the earlier of the date on which Acerus is ready to fully assume the personnel or June 30, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
10.1	Waiver and Amendment to the July 29, 2019 Amended and Restated License and Supply Agreement.
99.1*	Press Release issued by Aytu BioScience, Inc., dated December 2, 2019

* A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	November 29, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer